Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8)pertaining to the 2023 Share Incentive Plan of SciSparc Ltd. of our report dated April 24, 2025 (except for Note 1(d), as to which the date is July 8, 2025), with respect to the consolidated financial statements of SciSparc Ltd., included in the Report of Foreign Private Issuer on Form 6-K dated July 22, 2025 filed by SciSparc Ltd. with the Securities and Exchange Commission.

January 26, 2026	/s/ Kost Forer Gabbay & Kasierer
Tel Aviv, Israel	A Member of EY Global